ARTHUR
                                    ANDERSEN

                                                       -------------------------
                                                       Arthur Andersen LLP
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                                                       Suite 4500
                                                       201 St Charles Avenue
                                                       New Orleans LA 70170-4500
                                                       504-581-5454

March 30, 1998






Mr. Walter Reid Green, Jr,
Chief Financial Officer
Pacesetter Ostrich Farm, Inc.
10135 Hereford Road
Folsom, Louisiana 70437

Dear Mr. Green:

This is to confirm that the client-auditor relationship between Pacesetter Ostrich Farm, Inc. (Commission File Number 1-11282) and Arthur Andersen LLP has ceased.


Very truly yours,

ARTHUR ANDERSEN


By: /s/ Sean G. Daly
    -------------------------
    Sean G. Daly


Copy to: Securities and Exchange Commission
         Office of the Chief Accountant